TNP ENTERPRISES, INC. AND SUBSIDIARIES               Exhibit 23


                          Independent Auditors' Consent

The Board of Directors
TNP Enterprises, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 2-93266 and 333-17835) on Form S-3 and in the Registration Statements (Nos. 2-93265 and 33-58897) on Form S-8 of TNP Enterprises, Inc. of our report dated January 30, 1997, relating to the consolidated balance sheets and statements of capitalization of TNP Enterprises, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income (loss), common shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of TNP Enterprises, Inc.

Our report refers to a change in the method of accounting for operating revenues in 1995.


                                                    KPMG Peat Marwick LLP


Fort Worth, Texas
March 6, 1997